EXHIBIT 23(i)(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-3 of our report dated July 31, 2003, incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP Cincinnati, Ohio March 10, 2004

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